SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 14a-12

SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

THIS FILING CONSISTS OF Q&A FOR THE COMPANY’S EMPLOYEES REGARDING THE PROPOSED MERGER.

Employee Stockholder Q&A

The sale of SunGard to private equity firms is on schedule for closing in August (assuming our shareholders approve the transaction and the other conditions to closing are satisfied). Here are answers to some likely questions concerning your SunGard stock.

1.	What will happen to my SunGard stock as a result of the sale?

On the date of closing, each share of SunGard common stock, whether owned in your own name, in your Employee Stock Purchase Plan (ESPP) account at Wells Fargo, or in a brokerage account, will convert into a right to receive $36.00 in cash, without interest.

2.	What will happen to my SunGard stock purchased through the Employee Stock Purchase Plan (“ESPP”)? What happens to fractional shares in my ESPP account?

As stated above, on the date of closing, each share of SunGard common stock, including shares purchased through the ESPP and held in your ESPP account at Wells Fargo, will convert into a right to receive $36.00 in cash, without interest. Each fractional share held in your ESPP account will convert into a right to receive the corresponding fraction of $36.00 in cash, without interest.

3.	Should I send in my stock certificates now? How quickly after closing will I receive my payment? How will the payment be processed?

No, you should not send in your stock certificates now. Shortly after the sale is completed, you will receive a letter of transmittal with instructions on how to cash in your SunGard stock certificates or holdings held in your ESPP account at Wells Fargo. Letters of transmittal will be mailed to the address on record with our transfer agent, Wells Fargo Shareowner Services. To verify your address of record, contact Wells Fargo Shareowner Services at www.shareowneronline.com, 1-800-468-9716 (US) or 1-651-450-4064 (International).

If you hold SunGard stock certificates or shares in an ESPP account at Wells Fargo, a check for your payment is expected to be mailed to you within about a week after your properly completed letter of transmittal is received.

If your shares are held in “street name” by your broker, your broker will be responsible for receiving the cash due for your shares and for depositing that cash in your brokerage account. If your broker is on line with Depository Trust Company (DTC), then the cash should be received within about a week after closing.

4.	Is receipt of the merger consideration taxable to me?

The merger will be a taxable transaction. If you are a U.S. taxpayer, your receipt of cash in exchange for your SunGard stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares of SunGard common stock. If you are not a U.S. taxpayer, please consult a tax advisor in your local jurisdiction regarding the tax consequences of the merger.

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We encourage you to consult with your own tax advisor to make sure that you are making any necessary estimated tax payments or otherwise making provisions to satisfy your personal tax obligations.

5.	Will taxes be withheld?

No, taxes will not be withheld on the payment you receive for your SunGard stock.

6.	Will I be required to pay any commissions or fees in order to cash in my SunGard stock?

No, the Company will pay all costs associated with the processing of cash payments for SunGard stock, if processed under the established procedures described above.

If your shares are held in “street name” by your broker, you should check with your broker as to whether the broker charges any fees for this type of transaction. If so, you will be responsible for those fees.

7.	When will trading in SunGard stock end?

Public trading in SunGard stock will end at the close of market on the closing date. Following the sale, SunGard’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

8.	If I hold SunGard options, what will happen to them?

If you hold SunGard options, you will receive a separate communication about how options will be handled in the sale.

9.	How can I check what are my total SunGard stock holdings?

If you are a stockholder of record and own shares in your name or through our ESPP, at any time, you can verify your stock holdings by contacting SunGard’s transfer agent, Wells Fargo Shareowner Services at www.shareowneronline.com, 1-800-468-9716 (US) or 1-651-450-4064 (International).

If your shares are held in “street name” by your broker, then you should contact your broker.

10.	Whom do I contact if I have other questions?

If you have other questions, please review SunGard’s definitive proxy statement dated June 27, 2005, which was mailed to all stockholders of record and which is also available on our website under www.sungard.com/investors. You can also contact Investor Relations at 1-484-582-5500 or Kevin Haimovitz in corporate HR at 1-484-582-5644 or kevin.haimovitz@sungard.com.

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About the Transaction

In connection with the proposed merger, SunGard filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.

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Employee Option Holder Q&A

and

Notice of Option Exercise Blackout Period

The sale of SunGard to private equity firms is on schedule for closing in August (assuming our shareholders approve the transaction and the other conditions to closing are satisfied). Here are answers to some likely questions concerning your SunGard options. This is also notice of an option exercise “blackout” period beginning at the close of business on July 15, 2005.

1.	What will happen to my options to acquire SunGard stock?

Unless and until the sale is completed, there will be no impact on your SunGard options, and you will be able to exercise them in the usual manner, until the start of the blackout period as described in question 3.

On the date of closing, just before the closing is completed, all of your unvested options will be accelerated and become fully exercisable, and all outstanding options will convert into a right to receive a cash payment equal to the “spread value” less applicable withholding taxes, without interest. The spread value is (a) the difference between $36.00 and the option exercise price, multiplied by (b) the number of outstanding option shares. You will not need to take any action to receive the spread value of your options.

Options held by residents of certain countries may be handled differently. Options held by certain members of senior management will be handled differently, as described in SunGard’s definitive proxy statement dated June 27, 2005. If you are in either of these categories, you will receive a separate communication about this.

2.	What will happen if my employment terminates before the closing?

When your employment terminates, vesting stops and you have 3 months to exercise your options for the shares that were vested when your employment terminated. If your employment terminates before the closing date, then your unvested options will not be accelerated on the date of closing. To the extent that you do not exercise your vested options before closing, you will receive a cash payment (as described in question 1) for the spread value of your vested option shares.

3.	Will there be any “blackout” periods when I can’t exercise my options?

Yes, there will be an option “blackout” period. In order to facilitate the processing of payments to SunGard option holders as quickly as possible after closing, we must freeze the option database well in advance of closing. This is needed to allow for the conversion of the database and the processing of the accelerations of option vesting.

Therefore, we are implementing an option exercise blackout period beginning at the close of business on Friday, July 15, 2005 and extending through the date of closing. If you want to

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exercise any of your options before the closing, then you must properly complete the exercise by the close of business on July 15, 2005. If you do not, then you will not be able to exercise your options before the closing, but you will receive cash for the spread value of your options after the closing (as described in question 1).

Members of senior management who cannot trade in SunGard securities during the “quiet period” preceding the announcement of our second quarter earnings, may nevertheless exercise options before the blackout period begins, but the exercise cannot be on a cashless basis. Shares acquired on any such exercise must be held at least until the end of the quiet period, which is currently scheduled to last until the close of market on Friday, July 22, 2005.

4.	If the closing is delayed, what will happen with the blackout period?

At this time we do not anticipate any delay in the closing. If there is a delay in closing, then we will reconsider the blackout period and notify you of any decision as early as we can.

5.	What happens if my option expires during the blackout period?

There are virtually no options scheduled to expire during the anticipated blackout period. For any option that might expire during the blackout period, we will contact the option holder and, if necessary, lift the blackout to allow the option holder to exercise only the expiring option before closing. No other exceptions to the blackout period will be made.

6.	Will there be any exceptions to the blackout period?

No, except as explained in question 5.

7.	How will I know what my total option holdings are as of the closing date?

At any time, you can verify your option holdings at our stock option website, http://sungard.optiontrax.com. If you have never logged into OptionTrax before, please follow the attached instructions. If you have forgotten your username or password, please contact Chris Salica of OptionTrax at 610-649-7300 or csalica@stocktrans.com.

In addition, soon after closing, two option statements will be mailed to you. One statement will show your option holdings, both vested and unvested, immediately before the closing date. The other statement will show your option holdings on a fully accelerated basis as of the closing date.

8.	Is my option payment taxable?

Generally, your entire option payment will be considered to be compensation and will be taxable at ordinary income tax rates. We encourage you to consult with your own tax advisor in your local jurisdiction to make sure that you understand the tax consequences to you and to make sure that you satisfy your personal tax obligations.

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9.	How quickly after closing will I receive my option payment? How will the option payment be processed? Will taxes be withheld?

All option payments will be subject to applicable payroll withholdings and deductions. We anticipate that payments will be made within one month after closing. However, no matter how long it takes to process the payments, no interest will be paid.

For employees in the United States, India and Israel, option payments will be processed through payroll in local currency. Applicable taxes will be withheld. You will receive your net payment in the same manner as you receive your regular payroll. For example, if you have instructed SunGard to direct deposit your regular payroll into your personal checking account, then your option payment will be direct deposited into your personal checking account. Note, however, that in the U.S., the entire payment will be directed to your primary direct deposit account.

For employees in other countries, you will receive a check in United States Dollars in an amount equal to your option payment less applicable payroll withholdings and deductions. The applicable payroll withholdings and deductions will be processed through payroll. Your check will be delivered by reputable courier to your home address on record in our option database. Please make sure that your home address is current. See question 13 to find out how to verify your home address in our option database.

10.	Can I elect a higher amount of tax withholding?

No, you will not be able to elect a higher amount of tax withholding. Again, we encourage you to consult with your own tax advisor to make sure that you are making any necessary estimated tax payments or otherwise making provisions to satisfy your personal tax obligations.

11.	Will my incentive stock option (ISO) be taxed at a more favorable rate?

No, your entire option payment for ISOs will be considered to be compensation and will be taxable at ordinary income tax rates.

12.	Will I be required to pay any commissions or fees in connection with processing my option payment?

No, the Company will pay all costs associated with the processing of option payments to all option holders, except that there will be certain fees payable by certain members of senior management, as described in SunGard’s definitive proxy statement dated June 27, 2005. If you are in this category, you will receive a separate communication about this.

13.	How do I verify my home address information in the stock option database?

You should verify your address on record at our stock option website, http://sungard.optiontrax.com, before July 15, 2005. In particular, if you do not live in the United States, Israel or India, it is especially important that you verify your home address, because that is where your option payment will be delivered.

To verify your address, click on “My Account Information” on the left side of the Home Page. Your address will appear exactly as it is currently recorded in your stock option records. If it is

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correct, you do not need to do anything. Please note that we do not track your email address, telephone number or fax number in our option records. It is not necessary to submit these items through the website.

If your address needs to be updated, you can change your address on OptionTrax by clicking “Change My Information” on the “My Account Information” page. After you make all necessary changes, click on the “Submit Changes” button and an email will be sent to the Stock Plan Administrator. The website is updated weekly, so you will not see an immediate address change on OptionTrax.

If you have never logged into OptionTrax before, please follow the attached instructions. If you have forgotten your username or password, please contact Chris Salica of OptionTrax at 610-649-7300 or csalica@stocktrans.com.

14.	Whom do I contact if I want to exercise my vested options before the blackout begins at the close of business on Friday, July 15, 2005?

To exercise your options before the blackout period begins, contact Kevin Haimovitz in corporate HR at 1-484-582-5644 or kevin.haimovitz@sungard.com. You can download the option exercise form and procedures from the “My Plan Documents” section of OptionTrax.

15.	Whom do I contact if I have other questions?

If you have other questions, please contact Kevin Haimovitz in corporate HR at 1-484-582-5644 or kevin.haimovitz@sungard.com.

About the Transaction

In connection with the proposed merger, SunGard filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.

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